VIPER ENERGY,INC. LIMITED POWER OF ATTORNEY FOR SECTION 13 AND SECTION 16 F'ILINGS I, Travis D. Stice, of Viper Energy, Inc., a Delaware corporation (the "Company") do hereby make, constitute and appoint Kaes Van't Hof, Austen Gilfillian, Teresa L. Dick and William Krueger, and each of them acting individually, as my true and lawful attomeys for the pu{poses hereinafter set forth, effective as of this 18th day of February,2026. References in this limited power of attomey to "my Attorney" are to each of the persons named above and to the person or persons substituted hereunder pursuant to the power of substitution granted herein. I hereby grant to my Attomey, for me and in my name, place and stead, the power: 1. To execute for and on my behalf, in my capacity as a shareholder of the Company, any Schedule 13D and Schedule 13G, and all and any amendments thereto, in accordance with Section 13 ,of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the o'Exchange Act") ; 2. To execute for and on my behalf, in my capacity as a shareholder, director or officer of the Company, any Form 3, Form 4o and Form 5, and all and any amendments thereto, in accordance with Section l6(a) of the Exchange AcU 3. To do and to perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5, or any amendment thereto, and to timely file such schedule, form or amendment thereto with the United States Securities and Exchange Commission (the .'SEC") and any stock exchange or similar authority; and 4. To take any other action of any type whatsoever that, in the opinion of my Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attomey pursuant to this limited po*er oi attomey shall be in such form and shall contain such terms and conditions as my Attorney may approve. I hereby grant to my Attomey full power and authority to do and to perform any and every act and thing whatsoever requisite, necessaly, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratiSring and confirming all that my Attorney shall lawfully do or cause to be done by virtue of this limited power of auomey and the rights and powers herein granted. I acknowledge and agree that neitheimy Attomey nor the Company is assuming any of my responsibilities to comply with the Exchange Act. This limited power of attorney shall remain in full force and effect until I am no longer required to file any Schedule 13D, Schedule l3G, Form 3, Form 4 or Form 5 with respect to my holdings of, and transactions in, securities of the Company, unless earlier revoked by me in a signed writing delivered to each of my Attomeys and the substitutes therefore, if any. This limited power of attomey may be filed with the SEC as a confirming statement of the authority granted Exhibit 24.1 herein. By execution of this limited power of attorney, I hereby revoke all previous powers of attomey granted concerning the subject matter herein effective as of the date hereof. IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first srArE oF frVAS COTINTY OF Before me, on this day personally appeared Travis D. Stice, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed. Given under my hand and seal of office tnisfisrlday of Feb ruary,2026. My Commission Expires: Notary tD# fi?jq@, ?t Nalr [Affix Notary Seal] BRENDA 'IU}IGIEILONotary lD #t323.602E lly Commkslon Expirer January 31, 2028 "'